The Meet Group Announces Selected Preliminary Fourth Quarter and Full Year 2017
Financial Results

--Expects fourth quarter and full year 2017 revenue to be at or above high end of prior outlook

NEW HOPE, Pa., December 19, 2017 - The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today pre-released selected preliminary financial information for its fourth quarter and full year 2017.

Preliminary Financial Results for the fourth quarter 2017. The Company expects:

•	Revenue to be at or above the high end of its prior outlook of $36.5 million to $38 million; and

•	Adjusted EBITDA to be near or above the high end of its prior outlook of $7.5 million to $9.5 million.

Preliminary Financial Results for the full year 2017. The Company expects:

•	Revenue to be at or above the high end of its prior outlook of $120.1 million to $121.6 million; and

•	Adjusted EBITDA to be near or above the high end of prior guidance of $28.6 million to $30.6 million.

"We are pleased to deliver strong preliminary results for the fourth quarter," said Geoff Cook, Chief Executive Officer of The Meet Group. "Our recent close of the Lovoo acquisition and the continued rollout of our video platform demonstrate our commitment to diversifying our revenue mix and delivering on the promise of livestreaming video.

“While still a small component of total revenue, monetization of our video product has been accelerating. In the past five weeks, average revenue per daily active user for MeetMe Live users, or vARPDAU, in the United States doubled to approximately 20 cents, up from approximately 10 cents just five weeks ago. We believe this has been largely driven by the initial success of our new video gifting product on our MeetMe app. In addition to driving monetization, we believe the gifting feature also incentivizes streamers to produce higher-quality content and spend more time engaging with their audience. In fact, we saw time spent in video increase following the launch of monetization.

“Building on our early success in video, we recently expanded our mobile product offerings in Skout with the launch of Skout Live. Skout Live gives users the ability to broadcast and view livestreaming video, invite other guest broadcasters into their live-streams, and earn virtual gifts.”

Early results show increasing user engagement with the product:

* On average, 24% of Skout’s daily active users currently watch live-streams
* 10% of all Skout live-streamers are already receiving gifts

The Company has also commenced deployment of the cashout process on Skout Live, where streamers can exchange a portion of the gift value they receive for real money. The gifting and cash out features are expected to be available on Tagged Live in the first quarter of 2018.

The Company has not yet closed and not yet finalized its financial statement review process for the fourth quarter and full year 2017. As a result, the information in this release is preliminary and based upon information available to the Company as of the date of this release, and thus remains subject to the completion of the normal year-end accounting procedures and adjustments. During the course of the Company’s review process, items may be identified that would require the Company to make adjustments, which could result in changes to our preliminary selected financial information above. As a result, the preliminary selected financial information above is forward-looking information and subject to risks and uncertainties, including possible adjustments to such information. The Company expects to report its fourth quarter and full year 2017 results in March of 2018.

About The Meet Group
The Meet Group (NASDAQ: MEET) is a fast-growing portfolio of mobile apps designed to meet the universal need for human connection. Our apps - currently MeetMe®, LOVOO®, Skout®, Tagged®, and Hi5® - let users in more than 100 countries chat, share photos, stream live video, and discuss topics of interest, and are available on iPhone, iPad, and Android in multiple languages. Using innovative products and sophisticated data science, The Meet Group keeps its over 4.5 million mobile daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. The Meet Group offers advertisers the opportunity to reach customers on a global scale and has leading mobile monetization strategies, including advertising, in-app purchases, and subscription products. The Meet Group has offices in New Hope, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether fourth quarter 2017 revenue and Adjusted EBITDA will be in the projected range, whether full year 2017 revenue and Adjusted EBITDA will be in the projected range, whether we will continue the rollout of our video platform as anticipated, whether we will continue to diversify our revenue mix and deliver on the promise of livestreaming video, whether monetization of our video product will continue to accelerate, whether average revenue per daily active user for MeetMe Live will continue to increase, whether the gifting feature will incentivize streamers to produce higher-quality content and spend more time engaging with their audience, whether time spent in video will continue to increase following the launch of monetization, whether the early results show increasing user engagement on Skout Live will continue and if so at what rates, whether we will complete deployment of the cashout process on Skout Live as expected, and whether we will make the gifting and cash out features available on Tagged Live in the first quarter of 2018. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the SEC on May 10, 2017, August 4, 2017 and November 9, 2017, respectively. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G - Non-GAAP Financial Measures

The Company uses Adjusted EBITDA, which is not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company has not included a GAAP reconciliation of Adjusted EBITDA because such reconciliation could not be produced without unreasonable effort.

The Company defines Video Daily Active User (vDAU) as a registered user of one of our platforms who has logged in and visited the Live feature, either as a broadcaster or viewer, on the day of measurement. The Company defines Average Video Revenue per Daily Active User (vARPDAU) as the average daily revenue per vDAU.

The Company uses these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding the Company’s financial condition and results of operations. The Adjusted EBITDA estimates provided herein are forward-looking and a reconciliation cannot be without unreasonable effort therefore no reconciliation is provided. There is no comparable GAAP measure to vARPDAU provided in the Company’s financial statements and therefore no reconciliation is provided.

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Investor Contact:

Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267-446-7010